Exhibit 4.8

BofA FINANCE LLC,

as Issuer

BANK OF AMERICA CORPORATION,

as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Warrant Agent

WARRANT AGREEMENT

Dated as of October  , 2025

TABLE OF CONTENTS

		Page
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE 2
WARRANTS

Section 2.01.	Ranking	4
Section 2.02.	Number Unlimited; Issuable in Series	4
Section 2.03.	Form of Warrants Generally; Establishment of Terms and Provisions of Series	4
Section 2.04.	Global Warrant Certificates	5
Section 2.05.	Execution, Countersignature and Delivery of Warrant Certificates	6
Section 2.06.	Place of Exercise; Registration of Transfers and Exchanges	8
Section 2.07.	Mutilated, Destroyed, Lost or Stolen Warrant Certificates	10
Section 2.08.	Registered Holders	11
Section 2.09.	Cancellation	11
Section 2.10.	Additional Warrant Agents	11
Section 2.11.	Appointment of Calculation Agents	12
Section 2.12.	Security Identification Numbers	12

ARTICLE 3
DURATION, EXERCISE AND PAYMENT OF WARRANTS

Section 3.01.	Duration and Exercise of Warrants	12
Section 3.02.	Payment.	12
Section 3.03.	Return of Unclaimed Moneys	12

ARTICLE 4
OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 4.01.	Warrantholder May Enforce Rights	12
Section 4.02.	No Rights as Holder of Underlying Market Measures Conferred by Warrants or Warrant Certificates	12
Section 4.03.	Company and Guarantor May Consolidate, etc. on Certain Terms	13
Section 4.04.	Successor Substituted	13
Section 4.05.	Opinion of Counsel and Officer’s Certificate to Be Given to Warrant Agent	14

ARTICLE 5
WARRANTS ACQUIRED BY THE COMPANY; PAYMENT OF TAXES

Section 5.01.	Warrants Acquired by the Company	14
Section 5.02.	Payment of Taxes	14

ARTICLE 6
CONCERNING THE WARRANT AGENT

Section 6.01.	Warrant Agent	14
Section 6.02.	Condition of Warrant Agent’s Obligations	15

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WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of October  , 2025, by and among BofA FINANCE LLC, a Delaware limited liability company, as Issuer (the “Company”), BANK OF AMERICA CORPORATION, a Delaware corporation, as Guarantor (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Warrant Agent (the “Warrant Agent”).

WHEREAS, the Company has duly authorized the execution and delivery of this Agreement and the issuance from time to time of securities of the Company designated as “warrants” (the “Warrants”) entitling the Warrantholder (as defined herein) thereof to receive from the Company, upon exercise, an amount in cash (payable in U.S. dollars or one or more currencies or currency units or composite currencies specified in accordance with Section 2.03), if any, determined by reference to the performance, level or price of one or more Underlying Market Measures (as defined below), to be issued in one or more series and in such number and with such terms and provisions as may from time to time be authorized for issuance under the terms of this Agreement;

WHEREAS, the Guarantor has duly authorized the execution of this Agreement and the terms of the guarantee of Warrants, as set forth in this Agreement; and

WHEREAS, all acts and things necessary to make this Agreement a valid agreement of the Company and the Guarantor according to its terms have been done and performed;

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section (except as otherwise expressly provided or unless the context otherwise requires) for all purposes of this Warrant Agreement shall have the respective meanings specified in this Section. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Warrant Agreement as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular.

“Agreement” shall have the meaning specified in the first paragraph of this Agreement.

“Authorized Officer” shall mean any officer or officers of the Company or the Guarantor, as the case may be, designated in writing by or pursuant to the authority of the Company’s or the Guarantor’s, as the case may be, Board as an Authorized Officer.

“Board” shall mean the Board of Directors of the Guarantor or the Board of Managers of the Company, as applicable, or any duly authorized committee of either such Board.

“Board Resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, to have been duly adopted by the Board of the Company or the Guarantor, as the case may be, or by a committee acting under authority of or appointment by either such Board and to be in full force and effect on the date of such certification, and delivered to the Warrant Agent. Where any provision of this Agreement refers to action taken pursuant to a Board Resolution, such action may be taken by any officer or employee of the Company or the Guarantor, as the case may be, authorized by a Board Resolution to take such action.

“Business Day” shall mean, with respect to any Warrant, unless otherwise specified pursuant to Section 2.03(b), any day other than a Saturday or Sunday that is not (1) a legal holiday in New York, New York or Charlotte, North Carolina, or any other place of payment for such Warrant, and (2) a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Company” shall mean the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor.

“Company Order” shall mean a written statement, request, order or consent of the Company signed in its name or on its behalf by any Authorized Officer of the Company and delivered to the Warrant Agent.

“Definitive Warrant Certificate” shall mean any Warrant Certificate evidencing all or a portion of the Warrants of a series issued in fully registered certificated form (other than a Global Warrant Certificate).

“Depositary” shall mean, with respect to the Warrants of any series that are or may be evidenced by one or more Global Warrant Certificates and unless otherwise specified by the Company pursuant to Section 2.03, DTC, until a successor Depositary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Depositary” shall mean or include each person who is then a Depositary hereunder, and if at any time there is more than one such person, “Depositary” as used with respect to the Warrants of any such series shall mean the Depositary with respect to that series.

“DTC” shall mean The Depository Trust Company or any successor thereto.

“Electronic Method” and “Electronic Methods” shall have the meanings set forth in Section 7.03.

“Expiration Date” shall have the meaning specified in Section 2.03(b)(vi).

“FATCA” shall mean Sections 1471 through 1474 of the Code (or any successor provisions), any regulations, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto whether currently in effect or as published and amended from time to time.

“FATCA Withholding Tax” shall mean any withholding or deduction required pursuant to FATCA.

“FINRA” shall have the meaning specified in Section 2.06(b).

“Global Warrant Certificates” shall mean any Warrant Certificate evidencing all or a portion of the Warrants of a series issued in fully registered global book-entry form to the Depositary or its nominee for such Warrants in accordance with Section 2.04, which shall be substantially in the form as may be established by or pursuant to a Board Resolution of the Company or one or more agreements supplemental hereto and may be in the form of a master Global Warrant Certificate representing two or more series of Warrants that have different terms and provisions and are issued at different times (such a Global Warrant Certificate, a “Master Global Warrant Certificate”).

“Guarantee” shall mean the guarantee of the Company’s payment obligations under this Agreement and the Warrants by the Guarantor pursuant to Article 8.

“Guarantor” shall mean Bank of America Corporation, a Delaware corporation, and any successor pursuant to Section 4.03 and Section 4.04 in each case, unless and until the Guarantor is released from the Guarantee pursuant to this Agreement.

“Guarantor Subsidiary” shall mean any Person of which more than 50% of the voting power of the outstanding ownership interests (excluding ownership interests entitled to voting power only by reason of the happening of a contingency) shall at the time be owned, directly or indirectly, by the Guarantor, or one or more Guarantor Subsidiaries, or by the Guarantor and one or more Guarantor Subsidiaries. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions).

“Master Global Warrant Certificate” shall have the meaning specified in the definition of “Global Warrant Certificate.”

“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Company or the Guarantor, as the case may be, and delivered to the Warrant Agent.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantor, or both, and who shall be satisfactory to the Warrant Agent, or who may be other legal counsel satisfactory to the Warrant Agent.

“Paying Agent” shall have the meaning specified in Section 6.01.

“Periodic Offering” shall mean an offering of Warrants of a series, from time to time, the specific terms and provisions of which are to be determined by the Company upon the issuance of such Warrants.

“Person” or “person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Proceedings” shall have the meaning specified in Section 7.12.

“Registered Holder” shall have the meaning specified in Section 2.08.

“Transfer Agent” shall have the meaning specified in Section 2.06(b).

“Underlying Market Measures” shall mean one or more debt or equity securities of one or more issuers other than the Company or its affiliates, one or more currencies (in which case the Warrants will be listed on a national securities exchange), any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, one or more indices and/or one or more baskets of any of the foregoing as specified in accordance with Section 2.03.

“Warrant Agent” shall have the meaning specified in the first paragraph of this Agreement until the acceptance of appointment of a successor Warrant Agent pursuant to Section 6.03, and thereafter shall mean such successor Warrant Agent.

“Warrant Agent’s Office” shall have the meaning specified in Section 7.03.

“Warrant Agent’s Window” shall have the meaning specified in Section 2.06(c).

“Warrant Certificates” shall have the meaning specified in Section 2.03(a).

“Warrantholder” shall have the meaning specified in Section 2.05(c).

“Warrant Register” shall have the meaning specified in Section 2.06(b).

“Warrant Registrar” shall have the meaning specified in Section 2.06(b).

“Warrants” shall have the meaning specified in the Recitals in this Agreement.

ARTICLE 2

WARRANTS

Section 2.01. Ranking. The Warrants are unsecured contractual obligations of the Company and will rank equally in right of payment with all the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt outstanding from time to time.

Section 2.02. Number Unlimited; Issuable in Series. The aggregate number of Warrants that may be issued and delivered under this Agreement is unlimited.

The Warrants may be issued in one or more series. The Warrants of a particular series may contain the terms and provisions from time to time authorized by or pursuant to a Board Resolution of the Company, as set forth in Section 2.03(b).

Section 2.03. Form of Warrants Generally; Establishment of Terms and Provisions of Series. (a) The Warrants of each series shall be in the form or forms (not inconsistent with this Agreement) established from time to time by or pursuant to one or more Board Resolutions of the Company (and, to the extent established pursuant to rather than set forth in one or more Board Resolutions of the Company, an Officer’s Certificate of the Company detailing such establishment), in each case with appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification or designation (including CUSIP numbers, ISINs and other similar numbers, if then generally in use) and such legends, endorsements, schedules or notations placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed or to conform to general usage, all as may be determined by the officers executing such Warrants, as evidenced by their execution of such Warrants.

In the event that certificates evidencing Warrants (“Warrant Certificates”) are to be issued as Definitive Warrant Certificates in exchange for interests in a Global Warrant Certificate, or as otherwise established pursuant to Section 2.03(b), the form thereof shall be as set forth in or pursuant to one or more Board Resolutions of the Company. Any such Warrant Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officer executing such Warrants, as evidenced by their execution of such Warrants.

(b) At or prior to the initial issuance of any Warrants of a series, the particular terms and provisions of such Warrants shall be established by or pursuant to one or more Board Resolutions of the Company and, subject to Section 2.05, set forth or determined in the manner provided in an Officer’s Certificate of the Company, including the following, as applicable:

(i) the title or designation of the Warrants of the series (which shall distinguish the Warrants of the series from the Warrants of all other series);

(ii) the aggregate number of Warrants of such series to be issued and, if applicable, any limit upon the aggregate number of the Warrants of the series that may be countersigned and delivered under this Agreement (disregarding any Warrants countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Warrants of the series);

(iii) the method or formula for determining or calculating the amounts payable in cash that will become due upon exercise of the Warrants of the series, and the Underlying Market Measures by reference to which such amounts will be determined or calculated;

(iv) the price (or “premium”) at which the Warrants of the series will be issued and, if other than U.S. dollars, the coin or currency or composite currency in which such issue price will be payable;

(v) the place or places at which: any amounts due on the Warrants of a series shall be payable, such Warrants may be presented or surrendered for exercise and payment, such Warrants may be surrendered for registration of transfer, such Warrants may be surrendered for exchange and notices and demands to or upon the Company in respect of such Warrants and this Agreement may be served, if other than as provided in this Agreement, and the manner in which any payment may be made;

(vi) the date or dates on which the Warrants of the series shall, if applicable in accordance with the terms and provisions of such Warrants, be exercised (the “Expiration Date”);

(vii) any date on which the closing or other applicable performance, level or price of the Underlying Market Measure is observed for purposes of determining the payment upon exercise of the Warrants, which may be the Expiration Date;

(viii) the date or dates on which the Company will pay the amounts due, if any, upon exercise of the Warrants;

(ix) whether such Warrants will be in book-entry only form and/or if such Warrants will be issuable, in whole or in part, as one or more Definitive Warrant Certificates or as one or more Global Warrant Certificates (including, if applicable, a Master Global Warrant Certificate) and, in such case, the form of any legend or legends which shall be borne by any such Global Warrant Certificate, any addition to, elimination of or other change in the circumstances set forth in Section 2.06(h) in which any such Global Warrant Certificate may be exchanged in whole or in part for Definitive Warrant Certificates, and whether any transfer of such Global Warrant Certificate in whole or in part may be registered in the name or names of Persons other than the Depositary or a nominee thereof and, if applicable, any other provisions governing exchanges or transfers of any such Global Warrant Certificate;

(x) any depositaries (if other than the Depositary) or paying agents, transfer agents and/or registrars (if other than the Warrant Agent) or any determination or calculation agents (if other than BofA Securities, Inc.) or other agents with respect to Warrants of the series;

(xi) if other than U.S. Dollars, the currency or currencies in which the Warrants will be denominated and payment of amounts due, if any, on such Warrants shall be payable; and

(xii) any other terms and provisions of the Warrants of the series (which terms and provisions shall not be inconsistent with the provisions of this Agreement).

Section 2.04. Global Warrant Certificates.

If any Warrants of a series, in whole or in part, are issuable as one or more Global Warrant Certificates, as specified as contemplated by Section 2.03(b), then, notwithstanding anything to the contrary stated herein, any such Global Warrant Certificate shall represent such of the Warrants outstanding as shall be specified therein or endorsed or notated by the Warrant Agent thereon or on a schedule thereto or in other appropriate entries or notations in such schedule or in other relevant records maintained by the Warrant Agent for that purpose (including, if applicable, in the Warrant Register), and any such Global Warrant Certificate may provide that it shall represent the aggregate number of Warrants outstanding from time to time specified therein or endorsed or notated by the Warrant Agent thereon or in appropriate entries or notations in such schedule thereto, or in such other relevant records maintained by the Warrant Agent for that purpose (including, if applicable, in the Warrant Register), and that the aggregate number of Warrants outstanding represented thereby may from time to time be increased or reduced to reflect any exchanges, transfers or other increases or decreases in the number of Warrants outstanding represented thereby, which increase or decrease may be endorsed or notated on such Global Warrant Certificate or on a schedule thereto, or in other appropriate entries or notations in such schedule or in such other records maintained by the Warrant Agent for that purpose. Any such endorsements, entries or notations on a Global Warrant Certificate or on a schedule to a Global Warrant Certificate to reflect the number, or any increase or decrease in the number, of Warrants outstanding represented thereby shall be made by the Warrant Agent in such manner and upon instructions as shall be specified in the Company Order to be delivered to the Warrant Agent pursuant to Section 2.05.

Subject to the provisions of Section 2.05, the Warrant Agent shall deliver and redeliver any Global Warrant Certificate in the manner and upon instructions as shall be specified in, or given by the Person or Persons specified in, the applicable Company Order.

Section 2.05. Execution, Countersignature and Delivery of Warrant Certificates. (a) The Warrant Certificates evidencing Warrants of any series shall be signed on behalf of the Company by one of its Authorized Officers and may, but need not be, attested by the Secretary or any Assistant Secretary of the Company. Such signatures may be the manual, facsimile or electronic signatures of the current or any future such officers. Any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of the Company, although at the date of the execution of this Agreement any such person was not such an officer. Warrant Certificates bearing the manual or facsimile or, if and as acceptable to the Warrant Agent, electronic signatures of individuals who were, at the actual date of the execution of such Warrant Certificate, an Authorized Officer of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.

(b) The Warrant Agent shall at any time, and from time to time, upon receipt by the Warrant Agent of a Company Order, countersign Warrant Certificates executed by the Company and delivered to the Warrant Agent for original issue and deliver such Warrant Certificates to or upon order of the Company, all as set forth in or pursuant to such Company Order. In countersigning the Warrant Certificates evidencing Warrants of a series and accepting the responsibilities under this Agreement in relation to the Warrants evidenced by such Warrant Certificate, the Warrant Agent shall have received and shall be fully protected in relying on:

(i) the Board Resolution of the Company or Officer’s Certificate of the Company establishing the terms and provisions and the form of such Warrants pursuant to Section 2.03(b), or pursuant to which such terms and provisions and form of such Warrants have been established;

(ii) an Officer’s Certificate of the Company delivered in accordance with Section 7.08; and

(iii) one or more Opinions of Counsel either addressed to the Warrant Agent or permitting reliance by the Warrant Agent, substantially to the following effect:

(A) the forms of the Warrant Certificates have been established in conformity with the provisions of this Agreement;

(B) either (i) the terms and provisions of the Warrants have been established in conformity with the provisions of this Agreement or (ii) in the case of Warrants subject to a Periodic Offering, when the terms and provisions of such Warrants have been established pursuant to the procedures as may be set forth in a Board Resolution of the Company or an Officer’s Certificate of the Company, such terms and provisions will have been established in conformity with the provisions of this Agreement;

(C) such Warrant Certificates, when executed and delivered by the Company to the Warrant Agent for countersignature in accordance with this Agreement, countersigned and delivered by the Warrant Agent in accordance with this Agreement, and issued by the Company in the manner and subject to the conditions specified in the Opinion of Counsel, will be valid and legally binding obligations of the Company enforceable in accordance with their terms and provisions; and

(D) the Guarantee of such Warrants has been duly authorized by the Guarantor and, when either (i) the terms and provisions of the Warrants have been established in conformity with this Agreement or (ii) the terms and provisions of such Warrants subject to a Periodic Offering have been established pursuant to the procedures as may be set forth in an Officer’s Certificate of the Company or a Company Order, and when such Warrant Certificates have been executed and delivered by the Company to the Warrant Agent for countersignature in accordance with this Agreement, countersigned and delivered by the Warrant Agent in accordance with this Agreement, and issued by the Company in the manner and subject to the conditions specified in the Opinion of Counsel, the Guarantee of such Warrants will be the valid and legally binding obligation of the Guarantor enforceable in accordance with its terms.

Such Opinion or Opinions of Counsel may be subject to or qualified by the operation or effect of certain laws and equitable principles and the conditions, limitations and exceptions as set forth in such Opinion or Opinions of Counsel.

(c) The Warrant Agent shall have the right to decline to countersign and deliver any Warrant Certificates under this Section if the Warrant Agent, being advised by its counsel, determines that such action may not lawfully be taken or if the Warrant Agent in good faith by its board of directors, board of trustees, executive committee or a committee of its trust officers shall determine that such action would expose the Warrant Agent to personal liability to existing Registered Holders or beneficial owners of Warrants (each, a “Warrantholder”).

(d) Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual or electronic signature of an authorized signatory of the Warrant Agent. Such countersignature by an authorized signatory of the Warrant Agent upon any Warrant Certificate executed by the Company in accordance with this Agreement shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

(e) With respect to any Warrants of a series offered in a Periodic Offering, the documents required to be delivered to the Warrant Agent pursuant to this Section must be delivered only once at or prior to the first request of the Company for countersignature and delivery of the Warrant Certificates evidencing Warrants of such series. Such documents delivered to the Warrant Agent pursuant to this Section may include appropriate modifications to the information otherwise required to be set forth in such documents to account for the nature of such Periodic Offering, if applicable. Further, with respect to any Company Order relating to Warrants of a series subject to a Periodic Offering, (a) such Company Order may be delivered to the Warrant Agent prior to the delivery to the Warrant Agent of such Warrant Certificates for countersignature and delivery, (b) the Warrant Agent shall countersign and deliver such Warrant Certificates for original issue from time to time or, in the case of Warrants to be evidenced by a Master Global Warrant Certificate, shall make appropriate endorsements or notations on such Master Global Warrant Certificate or on a schedule thereto or in other relevant records maintained by the Warrant Agent for that purpose, in each case evidencing Warrants in an aggregate number not exceeding the aggregate number of Warrants, if any, established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Warrant Agent as may be specified from time to time by a Company Order, and (c) the terms and provisions of such Warrants shall be established as contemplated by Section 2.03(b) pursuant to a Company Order or pursuant to such procedures. The Warrant Agent may conclusively rely on the documents delivered pursuant to this Section in connection with the first request of the Company to the Warrant Agent to countersign Warrant Certificates evidencing Warrants of such series unless and until such documents have been superseded or revoked. In connection with the countersignature and delivery of Warrant Certificates evidencing Warrants of a series subject to a Periodic Offering, the Warrant Agent shall be entitled to assume that the Company’s instructions to countersign and deliver such Warrant Certificates do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Section 2.06. Place of Exercise; Registration of Transfers and Exchanges. (a) Except as otherwise established pursuant to Section 2.03(b) with respect to Warrants of a series, Warrants may be presented or surrendered for exercise at the Warrant Agent’s Window (as defined below) in accordance with procedures to be established pursuant to Section 2.03(b); provided, however that, in the case of Warrants of any series that are represented by a Master Global Warrant Certificate, or if so established pursuant to Section 2.03(b), payment of amounts due, if any, in respect of such warrants may be made in the manner established for such Warrants pursuant to Section 2.03(b) without presentation or surrender of such Warrants for exercise.

(b) The Warrant Agent is hereby appointed warrant registrar and transfer agent for the purpose of registering Warrant Certificates (the Warrant Agent, in such capacity, the “Warrant Registrar”) and transfers or exchanges of Warrant Certificates (the Warrant Agent, in such capacity, the “Transfer Agent”) as provided in this Agreement, and the Warrant Agent hereby accepts such appointments. In its capacity as Warrant Registrar, the Warrant Agent shall maintain at the Warrant Agent’s Office (as defined below) a definitive register in which it shall record or maintain the appropriate identifying information with respect to each Registered Holder of the Warrants outstanding from time to time under this Agreement (the “Warrant Register”) and shall maintain records reflecting the issuance and cancellation, as applicable of Warrants of any series represented by a Master Global Warrant Certificate. Except as otherwise provided herein or as established pursuant to Section 2.03(b) with respect to the Warrants of a series, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the Warrant Register, subject to such reasonable regulations as the Company or the Warrant Agent may prescribe with respect to the Warrants of such series, upon surrender thereof at the Warrant Agent’s Window (as defined below), Attention: Transfer Area, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by, the Registered Holder(s) (as defined below) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange or in such other manner acceptable to the Warrant Agent and the Company. Upon any such registration of transfer, one or more new Warrant Certificates of the same series and like terms and provisions evidencing a like number of unexercised Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

(c) Except as otherwise established for a series of Warrants pursuant to Section 2.03(b), at the option of a Registered Holder, Definitive Warrant Certificates may be exchanged for other Definitive Warrant Certificates evidencing the same aggregate number of unexercised Warrants of the same series and of like tenor upon surrender to the Warrant Agent of the Definitive Warrant Certificates to be exchanged at the Warrant Agent’s Window, Attention: Transfer Area. The “Warrant Agent’s Window” shall be the window of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York (or at the address of any additional agency established by the Company pursuant to Section 2.10 hereof, or at the address of any successor Warrant Agent (as provided in Section 6.03)), which is, on the date of this Agreement, The Bank of New York Mellon, Transfer Area, 240 Greenwich Street, 7E, New York, New York 10286. Upon surrender of any unexercised Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, one or more new Warrant Certificates evidencing a like number of unexercised Warrants of the same series and of like tenor.

(d) Warrants evidenced by the Warrant Certificates issued upon transfer or exchange pursuant to clause (b) or (c) of this Section shall be valid obligations of the Company (and the Guarantee on such Warrants shall be a valid obligation of the Guarantor), constituting the same obligations of the Company as the Warrants evidenced by the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrants evidenced by the Warrant Certificates prior to such surrender.

(e) Except as provided in Section 2.07, no service charge shall be made for the registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to the terms and provisions of this Agreement not involving any transfer.

(f) In the event that upon any exercise of Warrants evidenced by a Definitive Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Definitive Warrant Certificate, there shall be issued to the Registered Holder thereof or his assignee a new Definitive Warrant Certificate evidencing the number of Warrants of the same series and of like tenor not exercised.

(g) Notwithstanding any other provision of this Agreement, unless and until it is exchanged in whole or in part for Definitive Warrant Certificates, a Global Warrant Certificate evidencing all or a portion of the Warrants of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(h) Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.03(b), Definitive Warrant Certificates shall be issued to all holders of interests in a Global Warrant Certificate in exchange for such interests only if (1) the Depositary notifies the Company that it is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or otherwise authorized under applicable law or regulation, and, in either case, a successor depositary is not appointed by the Company within 90 calendar days after receiving such notice or becoming aware of the foregoing or (2) the Company, in its sole discretion, elects to issue Definitive Warrant Certificates. If the holders of interests in a Global Warrant Certificate are entitled to exchange such interests for Definitive Warrant Certificates in the circumstances described in this Section 2.06(h) or as specified as contemplated by Section 2.03(b), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Warrant Agent Definitive Warrant Certificates of like tenor and in an aggregate number equal to the number of unexercised Warrants represented by such Global Warrant Certificate executed by the Company. On or after the earliest date on which such interests may be so exchanged, in accordance with instructions given by the Company to the Warrant Agent (which instructions shall be in writing), such Global Warrant Certificate shall be surrendered from time to time by or on behalf of the Depositary or such other depositary as shall be specified in the Company Order with respect thereto to the Warrant Agent, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for Definitive Warrant Certificates without charge to the holder, and the Warrant Agent shall countersign and make available for delivery in accordance with such instructions, in exchange for each portion of such Global Warrant Certificate, a like aggregate number amount of Definitive Warrant Certificates of the same tenor. Promptly following any such exchange in part, such Global Warrant Certificate should be returned by the Warrant Agent to or on behalf of the Depositary or such other depositary referred to above in accordance with the instructions of the Company referred to above.

(i) The Company may from time to time designate one or more additional offices or agencies where the Warrants of a series may be presented or surrendered for exercise and payment, where the Warrants of that series may be presented or surrendered for exchange as provided in this Agreement and where the Warrants of that series may be presented or surrendered for registration of transfer as in this Agreement provided, and the Company may from time to time rescind any such designation. The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such office or agency.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Warrant Certificates. (a) If any mutilated Warrant Certificate evidencing Warrants of any series is surrendered to the Warrant Agent, the Company shall execute and the Warrant Agent shall countersign and make available for delivery in exchange therefor a new Warrant Certificate representing an equivalent number of unexercised Warrants of the same series and of like tenor, bearing an identification number not contemporaneously used or in use for any other Warrant Certificate issued hereunder.

(b) If there shall be delivered to the Company and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate evidencing Warrants of any series and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a protected purchaser, the Company shall, subject to the following paragraph, execute and the Warrant Agent shall countersign and make available for delivery, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate representing an equivalent number of unexercised Warrants of the same series and of like tenor, bearing an identification number not contemporaneously used or in use for any other Warrant Certificate issued hereunder.

(c) In case the Warrants evidenced by any such mutilated, lost, stolen or destroyed Warrant Certificate have been or are about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, and subject to the conditions set forth in clause 2.07(b) above, pay such Warrants or direct the Warrant Agent to treat the same as if it had received the Warrant Certificate together, if applicable, with any documentation otherwise required to be delivered upon exercise in respect thereof, as established with respect to the Warrants of such series.

(d) Upon the issuance of any new Warrant Certificate under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

(e) The Warrants evidenced by each new Warrant Certificate issued pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall be original, additional contractual obligations of the Company and the Guarantor, and shall be entitled to the same benefits under this Agreement as the Warrants evidenced by the Warrant Certificate that was lost, stolen or destroyed.

(f) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

Section 2.08. Registered Holders. Prior to due presentment or surrender for registration of transfer, the Company, the Guarantor, the Warrant Agent, and any agent of the Company, the Guarantor or the Warrant Agent may deem the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a “Registered Holder”) to be, and may treat him or her as, the absolute owner of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and none of the Company, the Guarantor or the Warrant Agent, or any agent of the Company, the Guarantor or the Warrant Agent, shall be affected by any notice to the contrary. All payments on account of any Warrant to the Registered Holder, or upon his order, shall be valid, and to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of the Company for moneys payable upon any such Warrant. This Section shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

Notwithstanding the foregoing, with respect to any Global Warrant Certificate, nothing herein shall prevent the Company, the Guarantor, the Warrant Agent, or any agent of the Company, the Guarantor or of the Warrant Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and holders of interests in any Global Warrant Certificate, as the case may be, the operation of customary practices governing the exercise of the rights of the Depositary as Registered Holder of such Global Warrant Certificate.

Section 2.09. Cancellation. All Warrant Certificates duly presented or surrendered to the Warrant Agent for exercise, exchange or registration of transfer, as the case may be, shall be promptly cancelled by the Warrant Agent. With respect to Warrants of any series represented by a Master Global Warrant Certificate, following the applicable date on which either (1) all amounts (if any) due and payable on such Warrants have been duly paid in accordance with this Agreement or (2) such Warrants have expired with no payments coming due, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on its records.

The Company may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall, upon receipt by the Warrant Agent of a Company Order, be promptly cancelled by the Warrant Agent. No Warrant Certificates shall be countersigned in lieu of or in exchange for any Warrant Certificates cancelled as provided in this Section, except as permitted by this Agreement. All cancelled Warrant Certificates held by the Warrant Agent shall be disposed of in accordance with its customary procedures and a certificate of their disposition shall be delivered by the Warrant Agent to the Company, unless by Company Order the Company shall direct that cancelled Warrant Certificates be returned to it.

If the Company or any affiliate of the Company shall acquire any Warrants, such acquisition shall not operate as a cancellation of such Warrants unless and until the Company takes the actions set forth in Section 5.01 for the purpose of such cancellation.

Section 2.10. Additional Warrant Agents. Whenever the Company shall appoint a warrant agent other than the Warrant Agent with respect to the Warrants of any series, it will cause such warrant agent to execute and deliver to the Warrant Agent an instrument in which such agent shall agree with the Warrant Agent, subject to the provisions of this Section, that it will give the Warrant Agent notice of any failure by the Company to make any payment with respect to the Warrants of such series when the same shall be due and payable.

If the Company has appointed a warrant agent other than the Warrant Agent with respect to a series of Warrants, the Company will, on or prior to each date of any payment of Warrants of any such series, deposit with the such additional warrant agent a sum sufficient to make such payment and will promptly notify the Warrant Agent of any failure to take such action with respect to any such additional warrant agent.

Section 2.11. Appointment of Calculation Agents. Pursuant to Section 2.03(b) hereof, the Company may, in connection with any series of Warrants appoint BofA Securities, Inc. or any other Person, which may be an affiliate of the Company, as Calculation Agent to make any calculations or determinations as may be required pursuant to the terms and provisions of any series of Warrants. Unless otherwise provided by this Agreement, such Calculation Agent’s calculations and determinations shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations or determinations will be made available to a Warrantholder for inspection at the Warrant Agent’s Office (as defined herein).

Section 2.12. Security Identification Numbers. The Company in issuing the Warrants may use CUSIP numbers, ISINs and other similar numbers (if then generally in use), and, if so, the Warrant Agent shall use CUSIP numbers, ISINs and other similar numbers in notices as a convenience to Warrantholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrants. The Company will promptly notify the Warrant Agent of any changes in the CUSIP numbers, ISINs and other similar numbers.

ARTICLE 3

DURATION, EXERCISE AND PAYMENT OF WARRANTS

Section 3.01. Duration and Exercise of Warrants. All terms and provisions with respect to duration and exercise of Warrants will be established pursuant to Section 2.03(b) for each series of Warrants.

Section 3.02. Payment. The Company covenants and agrees for the benefit of the Warrantholders that it will duly and punctually pay or cause to be paid any amounts that become due with respect to the Warrants in accordance with the terms and provisions thereof.

Section 3.03. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Warrant Agent for the payment of any Warrants and not applied but remaining unclaimed for two years after the date upon which such moneys shall have become due and payable, shall be repaid to the Company or the Guarantor, as the case may be, by the Warrant Agent on demand, and the Warrantholders of such Warrants shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor, as the case may be, for any payment which such Warrantholder may be entitled to collect and all liability of the Warrant Agent with respect to such moneys shall thereupon cease.

ARTICLE 4

OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDERS

Section 4.01. Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder may, without the consent of the Warrant Agent, the Depositary, any participant of the Depositary, or any other Warrantholder, or, if applicable, the common depositary for Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System and Clearstream Banking, société anonyme, Luxembourg, or its successor, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company and/or the Guarantor suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants as provided in this Agreement and established with respect to such Warrants pursuant to Section 2.03(b).

Section 4.02. No Rights as Holder of Underlying Market Measures Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle any Warrantholder thereof to any of the rights of a holder or beneficial owner of any Underlying Market Measure(s) by reference to which amounts that may become due and payable on such Warrants are to be calculated or determined, including, without limitation, the right to receive the payment of any dividends or distributions on such Underlying Market Measure(s) or to vote or to enforce any rights under any documents governing such Underlying Market Measure(s).

Section 4.03. Company and Guarantor May Consolidate, etc. on Certain Terms. (a) The Company covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person, other than a sale, conveyance or transfer of all or substantially all of its assets to one or more Guarantor Subsidiaries, unless (1) either the Company shall be the continuing entity, or the successor Person (if other than the Company) shall be organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor Person shall expressly assume the due and punctual payment of all amounts payable on all the Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Company, by supplemental agreement satisfactory to the Warrant Agent, executed and delivered to the Warrant Agent by such successor Person, and (2) the Company or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance or transfer, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 4.03(a) may be the Guarantor or any Guarantor Subsidiary.

(b) The Guarantor covenants that it will not merge or consolidate with any other Person or sell, convey or transfer all or substantially all of its assets to any other Person, other than a sale, conveyance or transfer of all or substantially all of its assets to one or more Guarantor Subsidiaries, unless (1) either the Guarantor shall be the continuing entity, or the successor Person (if other than the Guarantor) shall be organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such successor Person shall expressly assume the full and unconditional guarantee of the due and punctual payment of all amounts payable on all the Warrants, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, by supplemental agreement satisfactory to the Warrant Agent, executed and delivered to the Warrant Agent by such successor Person, and (2) the Guarantor or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, conveyance or transfer, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 4.03(b) may be any Guarantor Subsidiary.

Section 4.04. Successor Substituted. In case of any such consolidation, merger, sale, conveyance or transfer and upon any such assumption by the successor Person as described in Section 4.03, such successor Person shall succeed to and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under this Agreement with the same effect as if it had been named herein as the Company or the Guarantor, as the case may be. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of BofA Finance LLC, any or all of the Warrant Certificates issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Warrant Agent; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, provisions, conditions and limitations in this Agreement prescribed, the Warrant Agent shall countersign and shall make available for delivery any Warrant Certificates which previously shall have been signed and delivered by the officers of the Company to the Warrant Agent for countersignature, and any Warrant Certificates which such successor Person thereafter shall cause to be signed and delivered to the Warrant Agent for that purpose. All of the Warrants issued in accordance with the foregoing shall in all respects have the same legal rank and benefit under this Agreement as the Warrants theretofore or thereafter issued in accordance with the terms and provisions of this Agreement as though all of such Warrants had been issued at the date of the execution thereof.

In case of any such consolidation, merger, sale, conveyance or transfer, such changes in phraseology and form (but not in substance) may be made in the Warrants thereafter to be issued as may be appropriate.

Section 4.05. Opinion of Counsel and Officer’s Certificate to Be Given to Warrant Agent. The Warrant Agent shall receive an Opinion of Counsel and Officer’s Certificate of the Company or the Guarantor, as the case may be, as conclusive evidence that any such consolidation, merger, sale, conveyance or transfer, and any such assumption, complies with the provisions of Section 4.03 and Section 4.04 and that all conditions precedent in this Agreement provided for relating to such transaction have been complied with.

ARTICLE 5

WARRANTS ACQUIRED BY THE COMPANY; PAYMENT OF TAXES

Section 5.01. Warrants Acquired by the Company. (a) In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (i) in the case of Warrants evidenced by Definitive Warrant Certificates, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Warrants on the records of the Warrant Agent or (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, surrendered free through a participant of the Depositary to the Depositary for credit to the account of the Warrant Agent maintained at the Depositary, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants evidenced by the Global Warrant Certificate or Certificates by the number of Warrants so canceled promptly after such account is credited. Warrants acquired by the Company may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Warrant Agent or credited to its account. No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant that is canceled as provided herein, except as otherwise expressly permitted by this Agreement.

(b) Any canceled Warrant Certificate held by the Warrant Agent under this Agreement shall be disposed of by the Warrant Agent in accordance with its customary procedures unless otherwise directed by the Company, and the Warrant Agent shall deliver a certificate of disposition to the Company evidencing the same.

Section 5.02. Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of each series of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the company shall not be required to pay any tax or other governmental charge that may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants or Warrant Certificates.

ARTICLE 6

CONCERNING THE WARRANT AGENT

Section 6.01. Warrant Agent. The Company hereby appoints The Bank of New York Mellon Trust Company, N.A. as Warrant Agent of the Company in respect of the Warrants upon the terms and provisions and subject to the conditions set forth herein, and The Bank of New York Mellon Trust Company, N.A. hereby accepts such appointment. The Warrant Agent also is hereby appointed as paying agent for purposes of paying amounts, if any, that become due and payable in respect of each series of Warrants on the applicable date of payment as provided in the terms and provisions of such Warrants, and the Warrant Agent hereby accepts such appointment; provided that the Company may elect to act as its own paying agent in respect of the Warrants of any or all series outstanding under this Agreement. Each of the Warrant Agent and the Company, whenever acting in the capacity of paying agent under this Agreement, is referred to in this Agreement as a “Paying Agent.” In connection with the Warrant Agent’s appointment as Paying Agent, the Company will, on or prior to each date of any payment of Warrants of any such series, deposit with the Paying Agent a sum sufficient to make such payment. The Paying Agent shall: (1) hold all sums held by it for the payment of any amounts payable on the Warrants in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided; and (2) provided that adequate funds have been deposited with the Paying Agent for such purpose by or on behalf of the

Company, shall pay to the Registered Holder, on behalf of the Company, any cash payment that becomes due on each Warrant upon valid exercise (which may be automatic exercise) of such Warrant pursuant to the terms and provisions of such Warrant. If the Company elects to act as its own Paying Agent in respect of any Warrants, it will, on or before each due date of any amount due and payable on any applicable Warrants in accordance with the terms and provisions thereof, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such amount so becoming due until such sums shall be paid to the applicable Registered Holder or otherwise disposed of as provided in this Agreement. The Warrant Agent shall exercise due care in performing its obligations and duties under this Agreement and may act through its attorneys and agents in performing such obligations and duties, in which case it shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.

The Warrant Agent shall perform only those obligations and duties (with no implied duties) and shall have the powers and authority granted to and conferred upon it, by the terms and provisions of the Warrants, in this Agreement and as the Company and the Warrant Agent may hereafter agree in writing or as the Company may direct the Warrant Agent in a Company Order acceptable to the Warrant Agent, as evidenced by its countersignature thereof. All of the terms and provisions with respect to such, duties, obligations, powers and authority contained in any Warrant Certificate are subject to and governed by the terms and provisions hereof.

Section 6.02. Condition of Warrant Agent’s Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and provisions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

(a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent pursuant to this Agreement and to pay or reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys’ fees and expenses), disbursements and advances incurred or made by the Warrant Agent without negligence or bad faith on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any and all loss, damage, claims, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section shall survive the expiration of all Warrants issued under this Agreement.

(b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Warrantholders.

(c) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company or the Guarantor), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the opinion of such counsel.

(d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, opinion, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper party or parties.

(e) The Warrant Agent and its officers, directors and employees may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company or the Guarantor, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company or the Guarantor, including as indenture trustee or agent, and may act on behalf of, or as depositary, trustee or agent for, any committee or body of Warrantholders or holders of other obligations of the Company or the Guarantor as freely as if it were not the Warrant Agent hereunder.

(f) Subject to Section 3.02, all moneys received by the Warrant Agent shall, until used or applied as provided in this Agreement, be held in trust for the purposes for which they were received, but need not be segregated from other funds held by the Warrant Agent, except to the extent required by law. The Warrant Agent shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed with the Company. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company. Without limiting the foregoing, any interest accrued on funds deposited with the Warrant Agent under this Agreement shall be paid to the Company from time to time and the Warrantholders shall have no claim to any such interest.

(g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates (except its countersignature thereof).

(h) The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent’s countersignature thereon) shall be taken as the statements of the Company or the Guarantor, as applicable, and the Warrant Agent assumes no responsibility for the correctness of the same.

(i) The Warrant Agent shall be obligated to perform such duties as are specifically set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds of the issuance of any Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company or the Guarantor in the performance of their respective covenants or agreements contained in this Agreement or in any Warrant Certificate or in the case of the receipt of any written demand from a Warrantholder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02, to make any demand upon the Company and/or the Guarantor.

(j) The rights, privileges, protections, immunities and benefits given to the Warrant Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other person employed to act hereunder, including, for the avoidance of doubt, the Warrant Agent acting as Paying Agent, Transfer Agent and Warrant Registrar.

(k) Anything in this Agreement notwithstanding, in no event shall the Warrant Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Warrant Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(l) The Warrant Agent shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Warrant Agent was negligent in ascertaining the pertinent facts.

(m) No provision of this Agreement shall be construed as requiring the Warrant Agent to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the Warrantholders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder with respect to each series of Warrants until all the Warrants of such series are no longer outstanding or until monies for the payment of all outstanding Warrants of such series, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 3.02, whichever occurs earlier.

(b) The Warrant Agent may at any time resign as such agent with respect to any series of Warrants by giving at least 30 days’ written notice to the Company and the Guarantor of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent with respect to such series and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed with respect to any series of Warrants at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent with respect to such series (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having its principal place of business in the United States of America) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent’s notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent with respect to such series. The obligation of the Company under Section 6.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent with respect to any series of Warrants.

(c) In case at any time the Warrant Agent with respect to any series of Warrants (i) shall give notice of its intent to resign, or (ii) shall be removed, or (iii) shall become incapable of acting, or (iv) shall be adjudged as bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or (v) shall admit in writing its inability to pay or meet its debts as they mature, or (vi) if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or (vii) if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder with respect to such series.

(d) Any successor Warrant Agent appointed hereunder with respect to any series of Warrants shall execute, acknowledge and deliver to the Company and the Guarantor and to its predecessor warrant agent an instrument accepting such appointment hereunder and agreeing to be bound by the terms and provisions hereof, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent with respect to such series hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent with respect to such series hereunder.

(e) If a successor Warrant Agent is appointed with respect to the Warrants of one or more (but not all) series, the Company, the Guarantor, the predecessor Warrant Agent and each successor Warrant Agent with respect to the Warrants of any applicable series shall execute and deliver an agreement supplemental hereto that shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers and duties of the predecessor Warrant Agent with respect to the Warrants of any series as to which the predecessor Warrant Agent is not retiring shall continue to be vested in the predecessor Warrant Agent, and shall add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Warrants hereunder by more than one Warrant Agent, it being understood that nothing herein or in such supplemental agreement shall constitute such Warrant Agents co-Warrant Agents of the same Warrants and that each such Warrant Agent shall be a Warrant Agent with respect to separate series of Warrants.

(f) Any Person into which the Warrant Agent hereunder may be merged or converted or any Person with which the Warrant Agent may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Written notice of any such transaction shall be provided to the Company and the Guarantor.

Section 6.04. Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, the occurrence of strikes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and statewide or countrywide interruptions or losses of utilities or communications services; it being understood that the Warrant Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under those circumstances.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Amendment. (a) This Agreement and the terms and provisions of the Warrants of any series may be amended (by means of an agreement supplemental hereto or otherwise) by the Company and the Guarantor, when authorized by or pursuant to a Board Resolution of their respective Boards, and the Warrant Agent, without the consent of the Warrantholders of any series of Warrants, (i) to evidence the merger of the Company with and into the Guarantor or the succession of another Person to the Company or the Guarantor, as applicable, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or the Guarantor, as applicable, pursuant to Section 4.03 and Section 4.04, and, in the case of the merger of the Company with and into the Guarantor, to evidence the elimination of the Guarantee, (ii) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, (iii) to evidence and provide for the acceptance of appointment hereunder by a successor Warrant Agent with respect to the Warrants of any series and to add to or change any of the provisions of this Agreement as shall be necessary to provide for or facilitate the administration of the Warrants hereunder by more than one Warrant Agent pursuant to Section 2.10 or Section 6.03, and/or (iv) to add to, change or eliminate any of the provisions of this Agreement in respect of all or any Warrants of any series (and if such addition, change or elimination is to apply with respect to less than all Warrants of any series, stating that it is expressly being made to apply solely with respect to such Warrants within such series); provided that any such addition, change or elimination (A) shall neither (1) apply to any Warrants issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (2) modify the rights of any Warrantholder of such Warrant with respect to such provision or (B) shall become effective only when there is no such Warrant outstanding, or (v) in any other manner which the Company and the Guarantor may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrantholders of such series.

(b) The Company and the Guarantor, when authorized by or pursuant to a Board Resolution of their respective Boards, and the Warrant Agent may modify or amend this Agreement and the terms and provisions of the Warrants of any series (by means of an agreement supplemental hereto or otherwise) with the consent of Warrantholders holding not less than a majority in number of the then outstanding Warrants of all series affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that changes the exercise price of the Warrants of any series, reduces the amount receivable upon exercise, cancellation or expiration of the Warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms and provisions of the Warrants, shortens or lengthens the period of time during which the Warrants of such series may be exercised, or otherwise materially and adversely affects the rights of the affected Warrantholders, removes the Guarantee on the Warrants (except in accordance with Section 8.09) or reduces the percentage of the number of outstanding Warrants of such series, the consent of whose Warrantholders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. In the case of Warrants evidenced by one or more Global Warrant Certificates, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate.

(c) The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of Warrantholders of any series of Warrants entitled to vote or consent to any action by vote or consent or to otherwise take any action authorized or permitted under this Agreement. If such a record date is fixed, those persons who were Warrantholders of such Warrants at the close of business on such record date shall be entitled to vote or consent or take such other action, or to revoke any such action, whether or not such persons continue to be Warrantholders after such record date, and for that purpose the Warrants outstanding shall be computed as of such record date.

(d) An amendment that changes or eliminates any provision of this Agreement that has expressly been included solely for the benefit of one or more particular series of Warrants, or that modifies the rights of Warrantholders of such series with respect to such provision, shall be deemed not to affect the rights under this Agreement of the Warrantholders of any other series.

(e) Upon the request of the Company, accompanied by a copy of a Board Resolution of the Company and the Guarantor certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as the case may be, authorizing the execution of any such amendment, and upon the filing with the Warrant Agent of evidence of the consent of Warrantholders as aforesaid, the Warrant Agent shall join with the Company and the Guarantor in the execution of such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities under this Agreement or otherwise, in which case the Warrant Agent may in its discretion, but shall not be obligated to, enter into such amendment. In executing, or accepting the additional duties created by, any amendment permitted by this Section 7.01, the Warrant Agent shall be entitled to receive, and shall be fully protected in relying upon, in addition to the items referenced in Section 7.08, an Opinion of Counsel as conclusive evidence that any such amendment complies with the provisions of this Section 7.01.

(f) It shall not be necessary for the consent of the Warrantholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Section 7.02. Notices and Demands to the Company, the Guarantor and the Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company and/or the Guarantor by any Warrantholder pursuant to the provisions of this Agreement or the terms and provisions of the Warrants of any series, the Warrant Agent shall promptly forward such notice or demand to the Company and the Guarantor.

Section 7.03. Addresses for Notices. Any notices or communications given to any to this Agreement shall be given in writing and may be given or served by e-mail with a scanned attachment thereto of an executed notice to the relevant e-mail address specified below (or such other e-mail address from time to time designated by such party to the other parties hereto), and if so sent, shall be effective upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the return receipt requested or read receipt function, as available, return email or other written acknowledgment).

Address

The Company or the Guarantor:

If to the Company: BofA Finance LLC

If to the Guarantor: Bank of America Corporation

Bank of America Corporate Center

NC1-007-06-10

100 North Tryon Street

Charlotte, North Carolina 28255-0065

U.S.A.

Telephone No.: +1 (866) 607-1234 (in the U.S.) or

 +1 (212) 449-6795 (internationally)

E-mail: TMTreasuryFunding@bofa.com

Attention: Corporate Treasury – Global Funding Transaction Management

with a copy to:

If to the Company: BofA Finance LLC

If to the Guarantor: Bank of America Corporation

Legal Department

NC1-027-20-05

214 North Tryon Street

Charlotte, North Carolina 28255-0065

U.S.A.

E-mail: vincent.lichtenberger@bofa.com

Attention: General Counsel

The Warrant Agent:	The Bank of New York Mellon Trust Company, N.A. 4655 Salisbury Road, Suite 300 Jacksonville, Florida 32256 Attention: Kandy Williams (the “Warrant Agent’s Office”) Email: kandy.williams@bny.com

The Warrant Agent shall be entitled to treat a pdf or e-mail communication or communication by other similar electronic means in a form satisfactory to it (each, an “Electronic Method” and together, “Electronic Methods”) from a person purporting to be, and whom the Warrant Agent, acting reasonably, believes in good faith to be, the authorized representative of the Company or Guarantor as sufficient instructions and authority of the Company or Guarantor for the Warrant Agent to act and shall have no duty to confirm that person is so authorized, other than, with respect to the Company or the Guarantor, to verify that any signature is the signature of a person authorized to give instructions and directions on behalf of the Company or the Guarantor, as applicable, using the information provided by the Company or the Guarantor, as applicable, in an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons. The Warrant Agent shall have no liability for any losses, liabilities, costs or expenses incurred by it as a result of such reliance upon or compliance with such instructions or directions, except in the case of its negligence, bad faith or willful misconduct, until such time as the Warrant Agent receives any subsequent instruction or direction that supersedes such earlier instructions or directions. The Company and the Guarantor assume all risks arising out of the use of such Electronic Methods to submit instructions and directions to the Warrant Agent, including without limitation the risk of the Warrant agent acting on unauthorized instructions, and the risk of interception and misuse by third parties, other than those risks arising out of negligence, bad faith or willful misconduct of the Warrant Agent.

Section 7.04. Notices to Warrantholders. The Company may cause to have notice given to the Warrantholders of any series by providing the Warrant Agent with a form of notice to be distributed by (i) in the case of Warrants evidenced by Definitive Warrant Certificates, the Warrant Agent to Registered Holders by first class mail or (ii) in the case of Warrants evidenced by one or more Global Warrant Certificates, the Warrant Agent to the Depositary, to be further distributed by the Depositary to its participants in accordance with the custom and practices of the Depositary.

Section 7.05. Obtaining of Approvals. The Company or the Guarantor will from time to time take all action that may be necessary to obtain and keep effective any and all filings or notices under applicable law, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates or the exercise of the Warrants.

Section 7.06. Persons Having Rights under this Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Guarantor, the Warrant Agent and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Guarantor, the Warrant Agent, their respective successors and the Warrantholders.

Section 7.07. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent’s Office for inspection by the Warrantholders, participants of the Depositary certified as such by the Depositary or any person certified by any such participant to be an indirect participant of the Depositary or any person certified by any such participant to be a beneficial owner of a Warrant, in each such case, on behalf of whom such participant holds Warrants.

Section 7.08. Evidence of Compliance with Conditions Precedent.

(a) Upon any application or demand by the Company or the Guarantor to the Warrant Agent to take any action under any of the provisions of this Agreement, the Company or the Guarantor, as the case may be, shall furnish to the Warrant Agent an Officer’s Certificate of the Company or the Guarantor, as the case may be, stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each Officer’s Certificate and Opinion of Counsel provided for in this Agreement and delivered to the Warrant Agent with respect to compliance with a condition or covenant provided for in this Agreement shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 7.09. Legal Holidays. Unless otherwise specified for any Warrants as contemplated by Section 2.03(b), in any case where the date fixed for any payment with respect to the Warrants of any series, or any date on which a Warrantholder has the right to exercise such Warrants, shall not be a Business Day, then any money payable with respect to such Warrants, or exercise of such Warrants, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect.

Section 7.10. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 7.11. Execution in Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Any party may enter into this Agreement by signing such a counterpart, including by means of an electronic signature as described below. In addition, the Company or the Guarantor, including any Authorized Officer or other proper officer of either such party, may execute or sign any document in connection with or related to this Agreement, and the transactions or other matters contemplated hereby, including any amendments, waivers, consents, notices, certificates, orders, requests or instructions, by means of such electronic signature. Delivery of an executed Agreement by one party to another, or of any such document referenced in the preceding sentence by the Company or the Guarantor to the Warrant Agent as provided in this Agreement, may be made by electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301- 309), the federal Electronic Signature in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case as amended from time to time and to the extent applicable, and including any electronic signature using DocuSign or any other similar platform identified by the Company and acceptable to the Warrant Agent (provided, in each case, that any such electronic signature is representative of the signer’s actual signature)) or other transmission method, and the parties hereto agree that any counterpart or such document so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each scanned, or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

Section 7.12. Governing Law; Consent to Jurisdiction. This Agreement and each Warrant shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Each of the Company, the Guarantor and the Warrant Agent hereby irrevocably consent and submit to the exclusive jurisdiction of any United States federal court sitting in New York City, the Borough of Manhattan over any suit, action or proceeding arising out of or related to this Agreement or any Warrants, as the case may be (together, the “Proceedings”). Each of the Company, the Guarantor and the Warrant Agent irrevocably waive, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of the Proceedings brought in such a court and any claim that the Proceedings have been brought in an inconvenient forum. Each of the Company, the Guarantor and the Warrant Agent agree that final judgment in the Proceedings brought in such a court shall be conclusive and binding upon the Company, the Guarantor and the Warrant Agent and may be enforced in any court of the jurisdiction to which the Company, the Guarantor or the Warrant Agent, as applicable, is or may be subject, by suit upon such judgment.

Section 7.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR AND THE WARRANT AGENT, AND EACH WARRANTHOLDER BY ITS ACCEPTANCE OF A WARRANT CERTIFICATE OR AN INTEREST THEREIN, AS APPLICABLE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE WARRANTS, THE GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.14. Separability Clause. In case any provision in this Agreement or in the Warrants shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.15. Withholding Taxes.

(a) Prior to the first payment on any Warrant, the Warrant Agent shall have submitted to the Issuer, or shall have on file with the Issuer, a properly executed U.S. IRS Form W-9 and any such IRS form as the Issuer shall determine to be necessary or advisable, and any Paying Agent with respect to such Warrant shall have submitted to the Issuer, or shall have on file with the Issuer, such IRS form as the Issuer shall determine to be necessary or advisable and shall submit updates of such forms upon the reasonable request of the Issuer.

(b) The Warrant Agent or relevant Paying Agent shall be entitled to make all payments on any Warrant net of any tax required to be withheld by applicable law.

(c) Each party hereto shall cooperate in providing the other party with such information that is reasonably requested in connection with each party’s compliance with applicable law.

(d) The Warrant Agent shall be entitled to deduct FATCA Withholding Tax (as hereinafter defined), and shall have no obligation to gross-up any payment hereunder or to pay any additional amount as a result of such FATCA Withholding Tax. Each of the Company, the Guarantor, the Warrant Agent and Paying Agent agrees to cooperate and to provide the others with such reasonably requested information as each may have in its possession to enable the determination of whether any payments pursuant to this Agreement are subject to FATCA Withholding Tax.

(e) The Company shall notify the Warrant Agent:

(i) On or prior to the issue date of any Warrant whether such Warrant is or will upon issuance constitute an 871(m) Warrant; and

(ii) Where the Company has determined in accordance with (i) above such Warrant is an 871(m) Warrant, on or prior to the record date of any U.S. source dividend payable on the Underlying Security, the amount of the Dividend Equivalent on a per unit basis with respect to the 871(m) Warrant.

(f) In the event the Company fails to provide to the Warrant Agent the information set out in (e)(i) or (e)(ii) above in accordance with the terms of this Section 7.15, the Warrant Agent shall be entitled to:

(i) treat any Warrant that the Warrant Agent reasonably believes to be an 871(m) Warrant as an 871(m) Warrant for the purpose of any withholding of amounts in respect of such Warrant by the Warrant Agent or otherwise; and

(ii) treat the entire U.S. source dividend payable on the Underlying Security the Warrant Agent (in its absolute discretion) has determined is linked to such 871(m) Warrant (determined in accordance with (f)(i) above) as a Dividend Equivalent, without any further requirement to investigate or make any further inquiries or calculations regarding such Warrant.

(g) The Warrant Agent shall incur no liability to any person for any loss incurred as a consequence of:

(i) the Warrant Agent placing reasonable reliance on (without further investigation or inquiry) any documentation, notification or information received in accordance with this Section from the Company or otherwise (including where such documentation, notification or information is subsequently found to be inaccurate, incomplete, forged or contain a defect); and/or

(ii) any reasonable determinations (including but not limited to, the calculation of the Dividend Equivalent on a per unit basis with respect to the 871(m) Warrant, the designation of a Warrant as an 871(m) Warrant or the allocation of an 871(m) Warrant as linked to a particular Underlying Security) made pursuant to this Section and shall have no obligation to gross up any amounts deducted or losses incurred by any person (including but not limited to the Company, the Guarantor and the Warrantholders).

(h) For purposes of this Section, the following terms shall have the following meanings:

(i) “871(m) Warrant” shall mean any Warrant which is treated as a “Specified Equity Linked Instrument” or a “Specified Notional Principal Contract” under Section 871(m) of the Code.

(ii) “Dividend Equivalent” shall have the meaning ascribed to the term ‘dividend equivalent’ under Section 871(m) of the Code and associated regulations.

(iii) “per unit basis” shall have the meaning ascribed to the term ‘per unit basis’ under Section 871(m) of the Code and associated regulations.

(iv) “Section 871(m)” shall mean (i) Section 871(m) of the Code and (ii) any successor Code provision.

(v) “Underlying Security” shall have the meaning ascribed to the term ‘underlying security’ under Section 871(m) of the Code and associated regulations.

(vi) “U.S. source dividend” shall have the meaning ascribed such term as used in Section 871(m) of the Code.

ARTICLE 8

GUARANTEE

Section 8.01. The Guarantee. Subject to the provisions of this Article, the Guarantor hereby irrevocably, fully and unconditionally guarantees, as a primary obligor and not merely as a surety, on an unsecured basis, the due and punctual payment of all of amounts due and payable, if any, by the Company on the Warrants in accordance with their terms and provisions, and the full and punctual payment of all other amounts payable by the Company under this Agreement. Upon failure by the Company to punctually pay any such amount when due, the Guarantor shall forthwith on demand pay the amount not so paid at the same place and in the same manner specified that applies to payments made by the Company under this Agreement. This Guarantee constitutes a guarantee of payment and not of collection.

Section 8.02. Guarantee Unconditional. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, or otherwise affected or impaired by:

(a) any extension, renewal, settlement, compromise, waiver, release or moratorium in respect of any obligation of the Company under this Agreement or any Warrant, in whole or in part, by operation of law or otherwise;

(b) any waiver, modification or amendment of or supplement to this Agreement or any Warrant;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, receivership, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Agreement or any Warrant;

(d) the existence of any claim, counterclaim, set off, recoupment or other rights or defenses which the Guarantor may have at any time against the Company, the Warrant Agent or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Company for any reason of this Agreement or any Warrant, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of any amounts due and payable under any Warrant or any other amount due payable by the Company under this Agreement (except in each case as may result from the application of any applicable statute of limitations); or

(f) any act or omission to act or delay of any kind by the Company, the Warrant Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder (other than the indefeasible payment in full of all of the Guarantor’s obligations hereunder).

Section 8.03. Discharge; Reinstatement. The Guarantor’s obligations under this Article with respect to any Warrants will remain in full force and effect until the amounts due and payable under such Warrants, or which may become due and payable under such Warrants, and all other amounts due and payable by the Company under this Agreement with respect to such Warrants have been paid in full. If at any time any due and punctual payment of the amounts payable under any Warrant or any other amount payable by the Company under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, receivership or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 8.04. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, notice of protest, notice of dishonor and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Guarantor hereby agrees that, in the event of a default in payment of any amounts due and payable under any Warrant, legal proceedings may be instituted by the applicable Warrantholder, subject to the terms and provisions and conditions set forth in this Agreement, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

Section 8.05. Subrogation. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce any right of subrogation with respect to such payment so long as any amount payable by the Company hereunder or under the Warrants remains unpaid.

Section 8.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Agreement or the Warrants is stayed upon the insolvency, bankruptcy, receivership or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms and provisions of this Agreement are nonetheless payable by the Guarantor hereunder forthwith on demand by the Warrant Agent or the Warrantholders.

Section 8.07. Savings Clause. Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Warrants, each Warrantholder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance under applicable fraudulent conveyance, fraudulent transfer or similar provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Warrant Agent, the Warrantholders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance, fraudulent transfer or similar provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 8.08. Execution and Delivery of Guarantee. The execution by the Guarantor of this Agreement (or a supplemental agreement) evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of countersignature of any Warrant. The delivery of any Warrant by the Warrant Agent after countersignature constitutes due delivery of the Guarantee set forth in this Agreement on behalf of the Guarantor.

Section 8.09. Termination of the Guarantee Upon Merger. The Guarantee of the Guarantor will terminate upon the merger of the Company with and into the Guarantor in accordance with Sections 4.03 and 4.04.

Section 8.10. Release of Guarantee. The Guarantee of the Guarantor of Warrants will terminate upon cancellation of the Warrants, as provided in Section 2.09.

Upon delivery by the Company to the Warrant Agent of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Warrant Agent will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee of the Warrants.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

BofA FINANCE LLC,
COMPANY

By:
Name:
Title:

BANK OF AMERICA CORPORATION,
GUARANTOR

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
WARRANT AGENT

By:
Name:
Title:

[SIGNATURE PAGE – WARRANT AGREEMENT]